As filed with the Securities and Exchange Commission on March 24, 2014

Registration Statement No. 333-191211

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON D.C. 20549

Post-Effective Amendment No. 1

to

FORM S-1

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

COMBIMATRIX CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	8071	47-0899439
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

310 Goddard, Suite 150
Irvine, California 92618
(949) 753-0624

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Mark McDonough
Chief Executive Officer
CombiMatrix Corporation
310 Goddard, Suite 150
Irvine, California 92618
(949) 753-0624

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Parker A. Schweich, Esq. Dorsey & Whitney LLP 600 Anton Blvd., Suite 2000 Costa Mesa, CA 92626 Telephone: (714) 800-1400 Facsimile: (714) 800-1499	Joel D. Mayersohn, Esq. Roetzel & Andress, LPA 350 East Las Olas Blvd., Suite 1150 Fort Lauderdale, Florida 33394 Telephone: (954) 462-4150 Facsimile: (954) 462-4260

Approximate date of commencement of proposed sale to the public:
As soon as practicable after the effective date of this Registration Statement.

If any securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a small reporting company.  See definitions of “large accelerated filer,” “accelerated filed,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check one):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☒
(Do not check if a smaller reporting company)

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall hereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 to the Registration Statement on Form S-1 (File No. 333-191211) (the “Registration Statement”) of CombiMatrix Corporation (the “Company”) is being filed pursuant to the undertakings in Item 17 of the Registration Statement to update and supplement the information contained in the Registration Statement, as originally declared effective by the Securities and Exchange Commission (the “SEC”) on December 16, 2013, to include the information contained in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013 (the “Annual Report”), which was filed with the SEC on March 24, 2014.

The information included in this filing updates and supplements this Registration Statement and the Prospectus contained therein. No changes have been made to the Prospectus filed with the SEC on December 17, 2013 (which Prospectus continues to form a part of this Registration Statement) and, accordingly, such Prospectus has not been reprinted in Part I of this filing.

No additional securities are being registered under this Post-Effective Amendment No. 1. All applicable registration fees were paid at the time of the original filing of the Registration Statement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

The date of this Prospectus is           , 2014.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to incorporate by reference information we file with it, which means that we can disclose important information to you by referring you to other documents. The information incorporated by reference is considered to be a part of this prospectus. Information contained in this prospectus supersedes information incorporated by reference that we have filed with the SEC prior to the date of this prospectus.

We incorporate by reference the following additional documents under SEC file number 001-33523 listed below (excluding any document or portion thereof to the extent such disclosure is furnished and not filed):

•                  Our Annual Report on Form 10-K for the year ended December 31, 2013 filed with the SEC on March 24, 2014; and

•                  Our Current Reports on Form 8-K as filed with the SEC on December 23, 2013, February 24, 2014 and March 10, 2014 (other than information furnished pursuant to Item 7.01 thereof and related Exhibit 99.1).

These documents contain important information about us, our business and our financial condition. We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request of such person, a copy of any or all of the foregoing documents incorporated herein by reference.  Requests for documents should be submitted to the Corporate Secretary, at CombiMatrix Corporation, 310 Goddard, Suite 150, Irvine, California 92618, or by telephone at (949) 753-0624.  The foregoing documents also may be accessed on the investor relations page of our website at www.combimatrix.com.

EXPERTS

Our consolidated financial statements as of December 31, 2013 and 2012 and for the years then ended, incorporated in this prospectus by reference to our Annual Report on Form 10-K for the year ended December 31, 2013, have been so incorporated in reliance on the report of Haskell & White LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth the costs and expenses, other than underwriting discounts and commissions, if any, payable by us relating to the sale of our securities being registered hereby. All amounts are estimates except the SEC registration fee and the FINRA filing fee.

Total expenses for this offering are estimated to be approximately $380,000, including:

SEC registration fees	$3,900
FINRA filing fees	3,975
Printing expenses	75,000
Legal fees and expenses	167,000
Accounting fees and expenses	50,000
Transfer Agent Fees	5,000
Reimbursable expenses of the underwriter, including: legal fees to placement agent’s counsel and all out-of-pocket expenses	75,000

ITEM 14.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Under Section 145 of the Delaware General Corporation Law, we can indemnify our directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act of 1933.

Our Certificate of Incorporation contains provisions that limit the liability of our directors for monetary damages to the fullest extent permitted by Delaware law. Consequently, our directors will not be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duties as directors, except liability for the following:

•                                          Any breach of their duty of loyalty to our Company or our stockholders.

•                                          Acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law.

•                                          Unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law.

•                                          Any transaction from which the director derived an improper personal benefit.

Our Bylaws provide that we are required to indemnify our directors and officers to the fullest extent permitted by the Delaware General Corporation Law. Our Bylaws also provide that we shall advance expenses incurred by a director or officer before the final disposition of any action or proceeding upon receipt of an undertaking from or on behalf of that director or officer to repay the advance if it is ultimately determined that he or she is not entitled to be indemnified. We have entered into and expect to continue to enter into agreements to indemnify our directors and executive officers as determined by the Board. These agreements generally provide for indemnification for all expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by these individuals and arising out of the their service as our directors or executive officers (or in certain other capacities at our request) to the fullest extent permitted by the Delaware General Corporation Law and to any greater extent that such law may in the future permit. These agreements further provide procedures for the determination of the right to receive indemnification and the advancement of expenses. We believe that these provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers. We also maintain directors’ and officers’ liability insurance which reimburses us for expenses which we may incur in connection with the foregoing indemnity provisions and which may provide direct indemnification to directors and officers where we are unable to do so.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the above, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

ITEM 15.  RECENT SALES OF UNREGISTERED SECURITIES.

April 2011 Common Stock Financing

On April 4, 2011, we entered into Securities Purchase Agreements dated as of April 1, 2011 (the “Purchase Agreements”) with 18 accredited investors, including HLM Venture Partners III, L.P. and certain of our directors, officers and 5% or greater stockholders at the time (collectively, the “Investors”), pursuant to which, on April 7, 2011, we issued and sold to the Investors an aggregate of 308,372 common stock units (the “Units”) at a purchase price of $21.93125 per Unit (the “Unit Price”) in a private placement (the “Private Placement”).  The Unit Price was equal to the last consolidated closing bid price of our common stock as determined in accordance with Nasdaq rules immediately preceding our entering into the binding Purchase Agreements plus $0.53125 for the warrant component described below.  The $6,763,000 aggregate purchase price for these Units was paid to us in cash.

Each Unit was comprised of (i) one share of our common stock (the “Shares”) and (ii) a five-year warrant to purchase 0.0425 shares of our common stock (the “Warrants”).  The exercise price applicable to the Warrants is $21.40 per share.

A total of 308,372 Shares were issued and the total number of shares of common stock issuable upon exercise of the Warrants at the exercise price is 131,057 in the aggregate.

Series A Convertible Preferred Stock Financing

On September 28, 2012, we entered into a securities purchase agreement with certain accredited investors (the “Series A Investors”), pursuant to which we sold and issued 1,050.70039 shares of newly created Series A 6% Convertible Preferred Stock (the “Series A Stock”) to the Series A Investors at a purchase price of $1,000 per share in an initial closing that occurred on October 1, 2012 (the “Series A First Closing”) and sold and issued 1,449.29961 additional shares of Series A Stock on December 6, 2012 to the Series A Investors at a purchase price of $1,000 per share after stockholder approval was obtained on November 29, 2012 (the “Series A Second Closing”) (combined, the “Series A Financing”).  After certain offering-related costs were incurred, the net proceeds received by us from the Series A Financing were $2.0 million.

Holders of the Series A Stock were entitled to receive accruing dividends at the annual rate of 6%, payable semi-annually.  Upon conversion of Series A Stock into common stock, we paid to each holder of Series A Stock converting to common stock, as a “make-whole” payment in common stock, an amount equal to $118 per $1,000 of stated value of Series A Stock so converted, less the aggregate amount of dividends previously paid on such converting Series A Stock.  During December 2012, the Series A Investors converted 855.54814 shares of Series A Stock into 427,878 shares of common stock.  In addition, 12,871 shares of common stock were issued to the Series A Investors in payment of the make-whole dividends related to the Series A Stock conversions.  On January 4, 2013, accrued Series A dividends of $22,000 were paid by issuing 4,164 shares of common stock to the Series A Investors.  During the first quarter of 2013, the Series A Investors converted all of the remaining 1,644.45186 shares of Series A Stock into 822,421 shares of common stock.  In addition, 50,307 shares of common stock were issued to the Series A Investors in payment of the make-whole and accrued dividends related to the Series A Stock conversions.  The combination of make-whole and accrued dividends paid in shares of common stock during 2013 was $247,000.

In addition to the issuance of the Series A Stock, at the Series A First Closing, we issued warrants to purchase 213,945 shares of common stock to the Series A Investors.  These warrants have a term of 5½ years and initially were to become exercisable six months from the Series A First Closing, with an initial exercise price of $9.50 per share.  At the Series A Second Closing, we issued warrants to purchase 724,825 shares of common stock to the Series A Investors.  These warrants have a term of 5½ years and initially were to become exercisable six months from the Series A Second Closing, with an initial exercise price of $2.364 per share (collectively, the “Series A Warrants”).  The exercise price of the Series A Warrants and the number of shares of common stock underlying the Series A Warrants are subject to full-ratchet anti-dilution adjustments in the event we issue securities, other than certain excepted issuances, at a price below the then current exercise price of the Series A Warrants.  On February 26, 2013, we entered into an agreement with the Series A Investors to modify the Series A Warrants such that they would become immediately exercisable as of February 22, 2013 (the “Modification Date”).  Since the Modification Date through December 31, 2013, 1,209,634 shares of common stock have been issued from exercise of the Series A Warrants, resulting in proceeds to the Company of $3.1 million.  See discussion below regarding further adjustments to the Series A Warrants as a result of the Series C financing executed during 2013.

We paid C. K. Cooper & Company a fee of $78,803 at the Series A First Closing and a fee of $108,697 at the Series A Second Closing for services rendered in connection with the respective closings of the Series A Financing.

Series C Convertible Preferred Stock Financing

On May 3, 2013, we entered into a securities purchase agreement (the “Series C Purchase Agreement”) with certain accredited investors (the “Series C Investors”), pursuant to which we sold and issued 1,200 shares of our newly created Series C 6% convertible preferred stock (the “Series C Stock”) to the Series C Investors at a purchase price of $1,000 per share in an initial closing that occurred on May 6, 2013 (the “Series C First Closing”) and sold and issued 1,200 additional shares of Series C Stock to the Series C Investors on June 28, 2013 at a purchase price of $1,000 per share after stockholder approval was obtained on June 27, 2013 (the “Series C Second Closing”) (combined, the “Series C Financing”).  The net proceeds from the Series C Financing were $2.14 million.

As a result of the Series C Second Closing, the conversion price for the Series C Stock was set to $2.85759 per share, or the equivalent of 839,864 shares of common stock issuable upon conversion of all Series C Stock.  The Series C Stock is entitled to 6% annual dividends, which rate shall increase by 1% per year for as long as the Series C Stock is outstanding, up to a maximum rate of 10%. Accrued dividends are payable semi-annually, and also on the date of conversion of any Series C Stock, in cash or, subject to certain conditions and at our election, in shares of common stock. If the dividends are paid in shares of common stock, the number of shares of common stock comprising the dividend on each share of Series C Stock will be valued at a 20% discount to the average of the daily volume weighted average price for the five-day trading period immediately prior to the dividend payment date.

Also as a result of the Series C Second Closing, the exercise price of the Series A Warrants issued in the Series A First Closing automatically ratcheted down by their terms to an adjusted exercise price of $2.86 per share, and the underlying shares exercisable as of the Series C Second Closing were automatically increased from 441,566 shares to 470,907 shares.

In addition to the issuance of the Series C Stock, we issued warrants at the Series C First Closing to purchase 491,803 shares of our common stock with an exercise price of $3.77 per share and at the Series C Second Closing, we issued additional warrants to purchase 491,803 shares of our common stock with an exercise price of $3.55 per share (collectively, the “Series C Warrants”).  The Series C Warrants have a 5 1/2 year term, are not exercisable for the first six months following issuance and include a cashless exercise provision which is only applicable if the common stock underlying the Series C Warrants is not subject to an effective registration statement or otherwise cannot be sold without restriction pursuant to Rule 144.

The Series C Investors converted 2,400 shares of Series C stock into 839,864 shares of common stock, excluding 3,663 of additional shares of common stock issued as consideration for the 6% Series C dividends accrued as of the conversion dates.

All of the above-described issuances have been determined to be exempt from registration under the Securities Act of 1933 in reliance on Sections 3(a)(9) and 4(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder, as transactions by an issuer not involving a public offering, in which the investors are accredited and have acquired the securities for investment purposes only and not with a view to or for sale in connection with any distribution thereof.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

The following exhibits are included as part of this Form S-1. References to “the Company” in this Exhibit List mean CombiMatrix Corporation, a Delaware corporation.

Exhibit Number	Description
1.1	Form of Underwriting Agreement (48)
3.1	Amended and Restated Certificate of Incorporation (1)
3.2	Certificate of Amendment to Amended and Restated Certificate of Incorporation (2)
3.3	Certificate of Amendment to Amendment and Restated Certificate of Incorporation (3)
3.4	Second Amended and Restated Bylaws (4)
3.5	Certificate of Designation of Preferences, Rights and Limitations of Series A 6% Convertible Preferred Stock(5)
3.6	Certificate of Designation of Preferences, Rights and Limitations of Series B 6% Convertible Preferred Stock(27)
3.7	Certificate of Designation of Preferences, Rights and Limitations of Series C 6% Convertible Preferred Stock(33)
3.8	Certificate of Designation of Preferences, Rights and Limitations of Series D Convertible Preferred Stock (40)
4.1	Form of Common Stock Certificate (49)
4.2	Form of Series D Preferred Stock Certificate (50)
4.3	Form of Warrant to Purchase Common Stock (41)
5.1	Legal Opinion of Dorsey & Whitney LLP (51)
10.1…	Restated Executive Change in Control Severance Plan (6)
10.2	Amendment No. 3 to Lease dated as of January 11, 2010 (7)
10.3	Amendment No. 4 to the Lease effective as of October 21, 2012 (8)
10.4…	2006 Stock Incentive Plan, as amended (9)
10.5…	Form of Stock Incentive Plan Agreement (10)

Exhibit Number	Description
10.6…	Employment Agreement for Mark McDonough (11)
10.7	Form of Amended and Restated Indemnification Agreement (12)
10.8	Form of Securities Purchase Agreement dated as of April 1, 2011 (13)
10.9	Form of Investors Rights Agreement dated as of April 1, 2011 (14)
10.10	HLM Rights Agreement dated as of April 1, 2011 (15)
10.11	Form of Warrant to Purchase Common Stock issued on April 7, 2011 (16)
10.12	Form of Indemnity Agreement (17)
10.13	Form of Securities Purchase Agreement dated as of September 28, 2012 (18)
10.14	Form of Warrant to Purchase Common Stock (19)
10.15	Form of Registration Rights Agreement dated as of September 28, 2012 (20)
10.16	Form of Lock-Up Agreement dated as of September 28, 2012 (21)
10.17	Form of Voting Agreement dated as of September 28, 2012 (22)
10.18	Consent and Waiver executed on December 4, 2012 (23)
10.19…	Employment Agreement for Richard Hockett, M.D. (24)
10.20…	Amendment to CombiMatrix 2006 Stock Incentive Plan (25)
10.21	Form of Amendment No. 1 to Common Stock Purchase Warrant dated February 26, 2013 (26)
10.22	Form of Warrant to Purchase Common Stock (28)
10.23	Form of Securities Purchase Agreement dated as of March 19, 2013 (29)
10.24	Placement Agent Agreement, dated July 13, 2012, between the Company and C. K. Cooper & Company (30)
10.25	Addendum to Placement Agent Agreement, dated September 10, 2012, between the Company and C. K. Cooper & Company (31)
10.26	Addendum to Placement Agent Agreement, dated March 14, 2013, between the Company and C. K. Cooper & Company (32)
10.27…	Mark McDonough Compensation Arrangement (42)
10.28	Form of Waiver Regarding HLM Rights Agreement dated April 5, 2013 (47)
10.29	Form of Securities Purchase Agreement dated as of May 3, 2013 (34)
10.30	Form of Warrant to Purchase Common Stock (35)
10.31	Form of Registration Rights Agreement dated as of May 3, 2013 (36)
10.32…	Form of Voting Agreement dated as of May 3, 2013 (37)
10.33…	Form of Stock Incentive Plan Agreement for Performance-Based Options (43)
10.34…	2013 Executive Performance Bonus Plan (53)
10.35…	Letter Agreement dated June 27, 2013 regarding Mark McDonough’s bonus arrangement (38)
10.36	Amendment No. 5 to Lease effective as of July 16, 2013 (39)
10.37…	2014 Executive Performance Bonus Plan, as amended (44)
10.38…	Form of Restricted Stock Unit Award Agreement under the Company’s 2006 Stock Incentive Plan (45)
10.39…	Employment Agreement for R. Weslie Tyson, M.D. (46)
21.1	Subsidiaries of the Registrant (52)
23.1*	Consent of Haskell & White LLP
23.2	Consent of Dorsey & Whitney LLP (contained in Exhibit 5.1 to this Registration Statement)
24.1	Power of Attorney. Included and previously filed in signature page to the original filing of the registration statement on September 17, 2013.

*                                         Filed herewith.

+                                         Denotes management contract or compensatory plan or arrangement.

(1)	Incorporated by reference to Exhibit 3.1 to the Company’s Registration Statement on Form S-1 (SEC File No. 333-139679), filed with the SEC on December 26, 2006.
(2)	Incorporated by reference to Exhibit 3.1A to the Company’s Quarterly Report on Form 10-Q filed August 14, 2008.
(3)	Incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K (File No. 001-33523) filed with the SEC on December 4, 2012.

(4)	Incorporated by reference to Exhibit 3.2 to the Company’s Annual Report on Form 10-K (File No. 001-33523) filed with the SEC on March 18, 2010.
(5)	Incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K (File No. 001-33523) filed with the SEC on October 1, 2012.
(6)	Incorporated by reference to Exhibit 10.2 to the Company’s Quarterly Report on Form 10-Q (File No. 001-33523) filed with the SEC on August 16, 2010.
(7)	Incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K (File No. 001-33523) filed with the SEC on January 15, 2010.
(8)	Incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K (File No. 001-33523) filed with the SEC on October 25, 2012.
(9)	Incorporated by reference to Exhibit 10.11 to the Company’s Quarterly Report on Form 10-Q (File No. 001-33523) filed with the SEC on August 9, 2013.
(10)	Incorporated by reference to the Company’s Registration Statement on Form S-1 (SEC File No. 333-139679), which became effective June 8, 2007.
(11)	Incorporated by reference to Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q (File No. 001-33523) filed with the SEC on November 13, 2012.
(12)	Incorporated by reference to Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q (File No. 001-33523) filed with the SEC on August 12, 2011.
(13)	Incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K (File No. 001-33523) filed with the SEC on April 7, 2011.
(14)	Incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K (File No. 001-33523) filed with the SEC on April 7, 2011.
(15)	Incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K (File No. 001-33523) filed with the SEC on April 7, 2011.
(16)	Incorporated by reference to Exhibit 10.4 to the Company’s Current Report on Form 8-K (File No. 001-33523) filed with the SEC on April 7, 2011.
(17)	Incorporated by reference to Exhibit 10.5 to the Company’s Current Report on Form 8-K (File No. 001-33523) filed with the SEC on April 7, 2011.
(18)	Incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K (File No. 001-33523) filed with the SEC on October 1, 2012.
(19)	Incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K (File No. 001-33523) filed with the SEC on October 1, 2012.
(20)	Incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K (File No. 001-33523) filed with the SEC on October 1, 2012.
(21)	Incorporated by reference to Exhibit 10.4 to the Company’s Current Report on Form 8-K (File No. 001-33523) filed with the SEC on October 1, 2012.
(22)	Incorporated by reference to Exhibit 10.5 to the Company’s Current Report on Form 8-K (File No. 001-33523) filed with the SEC on October 1, 2012.
(23)	Incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K (File No. 001-33523) filed with the SEC on December 7, 2012.
(24)	Incorporated by reference to Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q (File No. 001-33523) filed with the SEC on May 11, 2012.
(25)	Incorporated by reference to Exhibit 10.8 to the Company’s Quarterly Report on Form 10-Q (File No. 001-33523) filed with the SEC on November 13, 2012.
(26)	Incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K (File No. 001-33523) filed with the SEC on February 26, 2013.
(27)	Incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K (File No. 001-33523) filed with the SEC on March 20, 2013.
(28)	Incorporated by reference to Exhibit 4.3 to the Company’s Current Report on Form 8-K (File No. 001-33523) filed with the SEC on March 20, 2013.
(29)	Incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K (File No. 001-33523) filed with the SEC on March 20, 2013.
(30)	Incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K (File No. 001-33523) filed with the SEC on March 20, 2013.
(31)	Incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K (File No. 001-33523) filed with the SEC on March 20, 2013.
(32)	Incorporated by reference to Exhibit 10.4 to the Company’s Current Report on Form 8-K (File No. 001-33523) filed with the SEC on March 20, 2013.
(33)	Incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K (File No. 001-33523) filed with the SEC on May 6, 2013.

(34)	Incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K (File No. 001-33523) filed with the SEC on May 6, 2013.
(35)	Incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K (File No. 001-33523) filed with the SEC on May 6, 2013.
(36)	Incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K (File No. 001-33523) filed with the SEC on May 6, 2013.
(37)	Incorporated by reference to Exhibit 10.4 to the Company’s Current Report on Form 8-K (File No. 001-33523) filed with the SEC on May 6, 2013.
(38)	Incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K (File No. 001-33523) filed with the SEC on July 1, 2013.
(39)	Incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K (File No. 001-33523) filed with the SEC on July 19, 2013.
(40)	Incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K (File No. 001-33523) filed with the SEC on December 23, 2013.
(41)	Incorporated by reference to Exhibit 4.3 to the Company’s Registration Statement on Form S-1/A (File No. 333-191211) filed with the SEC on December 16, 2013.
(42)	Incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K (File No. 001-33523) filed with the SEC on April 3, 2013.
(43)	Incorporated by reference to Exhibit 10.11 to the Company’s Quarterly Report on Form 10-Q (File No. 001-33523) filed with the SEC on May 13, 2013.
(44)	Incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K (File No. 001-33523) filed with the SEC on March 10, 2014.
(45)	Incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K (File No. 001-33523) filed with the SEC on February 24, 2014.
(46)	Incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K (File No. 001-33523) filed with the SEC on March 10, 2014.
(47)	Incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K (File No. 001-33523) filed with the SEC on April 8, 2013.
(48)	Incorporated by reference to Exhibit 1.1 to the Company’s Registration Statement on Form S-1/A (File No. 333-191211) filed with the SEC on December 16, 2013.
(49)	Incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form S-1/A (File No. 333-191211) filed with the SEC on November 21, 2013.
(50)	Incorporated by reference to Exhibit 4.2 to the Company’s Registration Statement on Form S-1/A (File No. 333-191211) filed with the SEC on December 9, 2013.
(51)	Incorporated by reference to Exhibit 5.1 to the Company’s Registration Statement on Form S-1/A (File No. 333-191211) filed with the SEC on December 16, 2013.
(52)	Incorporated by reference to Exhibit 21.1 to the Company’s Annual Report on Form 10-K (File No. 001-33523) filed with the SEC on March 24, 2014.
(53)	Incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K (File No. 001-33523) filed with the SEC on June 18, 2013.

ITEM 17.  UNDERTAKINGS.

The undersigned registrant hereby undertakes to:

(1) File, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement, and

(iii) Include any additional or changed material information on the plan of distribution.

(2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4) For determining liability of the undersigned registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(5) The undersigned registrant issuer hereby undertakes to provide to the placement agent, at the closing specified in the underwriting agreement, certificates in such denominations and registered in such names as required by the placement agent to permit prompt delivery to each purchaser.

(6) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(7) For determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act as part of this registration statement as of the time it was declared effective.

For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time as the initial bona fide offering thereof.

(8) Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing this Post-Effective Amendment No. 1 to the Registration Statement on Form S-1, File No. 333-191211, and authorizes this Post-Effective Amendment No. 1 to the Registration Statement on Form S-1 to be signed on its behalf by the undersigned, in the City of Irvine, State of California, on March 24, 2014.

COMBIMATRIX CORPORATION

Date: March 24, 2014	By:	/s/ MARK MCDONOUGH
Mark McDonough
President and Chief Executive Officer (Principal Executive Officer)

Date: March 24, 2014	By:	/s/ SCOTT R. BURELL
Scott R. Burell
Chief Financial Officer, Treasurer and Secretary (Principal Financial and Accounting Officer)

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature		Title	Date

/s/ MARK MCDONOUGH		President, Chief Executive Officer	March 24, 2014
Mark McDonough		(Principal Executive Officer)

/s/ SCOTT R. BURELL		Chief Financial Officer, Treasurer and	March 24, 2014
Scott R. Burell		Secretary (Principal Financial and Accounting Officer)

*		Chairman of the Board	March 24, 2014
R. Judd Jessup

*		Director	March 24, 2014
Wei Richard Ding

*		Director	March 24, 2014
Robert E. Hoffman

*		Director	March 24, 2014
Jeremy M. Jones

*		Director	March 24, 2014
Scott Gottlieb, M.D.

*By:	/s/ SCOTT R. BURELL
Scott R. Burell, as Attorney-in- fact

EXHIBIT INDEX

Exhibit Number	Description
1.1	Form of Underwriting Agreement (48)
3.1	Amended and Restated Certificate of Incorporation (1)
3.2	Certificate of Amendment to Amended and Restated Certificate of Incorporation (2)
3.3	Certificate of Amendment to Amendment and Restated Certificate of Incorporation (3)
3.4	Second Amended and Restated Bylaws (4)
3.5	Certificate of Designation of Preferences, Rights and Limitations of Series A 6% Convertible Preferred Stock(5)
3.6	Certificate of Designation of Preferences, Rights and Limitations of Series B 6% Convertible Preferred Stock(27)
3.7	Certificate of Designation of Preferences, Rights and Limitations of Series C 6% Convertible Preferred Stock(33)
3.8	Certificate of Designation of Preferences, Rights and Limitations of Series D Convertible Preferred Stock (40)
4.1	Form of Common Stock Certificate (49)
4.2	Form of Series D Preferred Stock Certificate (50)
4.3	Form of Warrant to Purchase Common Stock (41)
5.1	Legal Opinion of Dorsey & Whitney LLP (51)
10.1…	Restated Executive Change in Control Severance Plan (6)
10.2	Amendment No. 3 to Lease dated as of January 11, 2010 (7)
10.3	Amendment No. 4 to the Lease effective as of October 21, 2012 (8)
10.4…	2006 Stock Incentive Plan, as amended (9)
10.5…	Form of Stock Incentive Plan Agreement (10)
10.6…	Employment Agreement for Mark McDonough (11)
10.7	Form of Amended and Restated Indemnification Agreement (12)
10.8	Form of Securities Purchase Agreement dated as of April 1, 2011 (13)
10.9	Form of Investors Rights Agreement dated as of April 1, 2011 (14)
10.10	HLM Rights Agreement dated as of April 1, 2011 (15)
10.11	Form of Warrant to Purchase Common Stock issued on April 7, 2011 (16)
10.12	Form of Indemnity Agreement (17)
10.13	Form of Securities Purchase Agreement dated as of September 28, 2012 (18)
10.14	Form of Warrant to Purchase Common Stock (19)
10.15	Form of Registration Rights Agreement dated as of September 28, 2012 (20)
10.16	Form of Lock-Up Agreement dated as of September 28, 2012 (21)
10.17	Form of Voting Agreement dated as of September 28, 2012 (22)
10.18	Consent and Waiver executed on December 4, 2012 (23)
10.19…	Employment Agreement for Richard Hockett, M.D. (24)
10.20…	Amendment to CombiMatrix 2006 Stock Incentive Plan (25)
10.21	Form of Amendment No. 1 to Common Stock Purchase Warrant dated February 26, 2013 (26)
10.22	Form of Warrant to Purchase Common Stock (28)
10.23	Form of Securities Purchase Agreement dated as of March 19, 2013 (29)
10.24	Placement Agent Agreement, dated July 13, 2012, between the Company and C. K. Cooper & Company (30)
10.25	Addendum to Placement Agent Agreement, dated September 10, 2012, between the Company and C. K. Cooper & Company (31)
10.26	Addendum to Placement Agent Agreement, dated March 14, 2013, between the Company and C. K. Cooper & Company (32)
10.27…	Mark McDonough Compensation Arrangement (42)
10.28	Form of Waiver Regarding HLM Rights Agreement dated April 5, 2013 (47)
10.29	Form of Securities Purchase Agreement dated as of May 3, 2013 (34)
10.30	Form of Warrant to Purchase Common Stock (35)
10.31	Form of Registration Rights Agreement dated as of May 3, 2013 (36)
10.32…	Form of Voting Agreement dated as of May 3, 2013 (37)
10.33…	Form of Stock Incentive Plan Agreement for Performance-Based Options (43)
10.34…	2013 Executive Performance Bonus Plan (53)
10.35…	Letter Agreement dated June 27, 2013 regarding Mark McDonough’s bonus arrangement (38)
10.36	Amendment No. 5 to Lease effective as of July 16, 2013 (39)
10.37…	2014 Executive Performance Bonus Plan, as amended (44)
10.38…	Form of Restricted Stock Unit Award Agreement under the Company’s 2006 Stock Incentive Plan (45)

Exhibit Number	Description
10.39…	Employment Agreement for R. Weslie Tyson, M.D. (46)
21.1	Subsidiaries of the Registrant (52)
23.1*	Consent of Haskell & White LLP
23.2	Consent of Dorsey & Whitney LLP (contained in Exhibit 5.1 to this Registration Statement)
24.1	Power of Attorney. Included and previously filed in signature page to the original filing of the registration statement on September 17, 2013.

*                                         Filed herewith.

+                                         Denotes management contract or compensatory plan or arrangement.

(1)	Incorporated by reference to Exhibit 3.1 to the Company’s Registration Statement on Form S-1 (SEC File No. 333-139679), filed with the SEC on December 26, 2006.
(2)	Incorporated by reference to Exhibit 3.1A to the Company’s Quarterly Report on Form 10-Q filed August 14, 2008.
(3)	Incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K (File No. 001-33523) filed with the SEC on December 4, 2012.
(4)	Incorporated by reference to Exhibit 3.2 to the Company’s Annual Report on Form 10-K (File No. 001-33523) filed with the SEC on March 18, 2010.
(5)	Incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K (File No. 001-33523) filed with the SEC on October 1, 2012.
(6)	Incorporated by reference to Exhibit 10.2 to the Company’s Quarterly Report on Form 10-Q (File No. 001-33523) filed with the SEC on August 16, 2010.
(7)	Incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K (File No. 001-33523) filed with the SEC on January 15, 2010.
(8)	Incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K (File No. 001-33523) filed with the SEC on October 25, 2012.
(9)	Incorporated by reference to Exhibit 10.11 to the Company’s Quarterly Report on Form 10-Q (File No. 001-33523) filed with the SEC on August 9, 2013.
(10)	Incorporated by reference to the Company’s Registration Statement on Form S-1 (SEC File No. 333-139679), which became effective June 8, 2007.
(11)	Incorporated by reference to Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q (File No. 001-33523) filed with the SEC on November 13, 2012.
(12)	Incorporated by reference to Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q (File No. 001-33523) filed with the SEC on August 12, 2011.
(13)	Incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K (File No. 001-33523) filed with the SEC on April 7, 2011.
(14)	Incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K (File No. 001-33523) filed with the SEC on April 7, 2011.
(15)	Incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K (File No. 001-33523) filed with the SEC on April 7, 2011.
(16)	Incorporated by reference to Exhibit 10.4 to the Company’s Current Report on Form 8-K (File No. 001-33523) filed with the SEC on April 7, 2011.
(17)	Incorporated by reference to Exhibit 10.5 to the Company’s Current Report on Form 8-K (File No. 001-33523) filed with the SEC on April 7, 2011.
(18)	Incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K (File No. 001-33523) filed with the SEC on October 1, 2012.
(19)	Incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K (File No. 001-33523) filed with the SEC on October 1, 2012.
(20)	Incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K (File No. 001-33523) filed with the SEC on October 1, 2012.
(21)	Incorporated by reference to Exhibit 10.4 to the Company’s Current Report on Form 8-K (File No. 001-33523) filed with the SEC on October 1, 2012.
(22)	Incorporated by reference to Exhibit 10.5 to the Company’s Current Report on Form 8-K (File No. 001-33523) filed with the SEC on October 1, 2012.
(23)	Incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K (File No. 001-33523)

filed with the SEC on December 7, 2012.
(24)	Incorporated by reference to Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q (File No. 001-33523) filed with the SEC on May 11, 2012.
(25)	Incorporated by reference to Exhibit 10.8 to the Company’s Quarterly Report on Form 10-Q (File No. 001-33523) filed with the SEC on November 13, 2012.
(26)	Incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K (File No. 001-33523) filed with the SEC on February 26, 2013.
(27)	Incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K (File No. 001-33523) filed with the SEC on March 20, 2013.
(28)	Incorporated by reference to Exhibit 4.3 to the Company’s Current Report on Form 8-K (File No. 001-33523) filed with the SEC on March 20, 2013.
(29)	Incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K (File No. 001-33523) filed with the SEC on March 20, 2013.
(30)	Incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K (File No. 001-33523) filed with the SEC on March 20, 2013.
(31)	Incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K (File No. 001-33523) filed with the SEC on March 20, 2013.
(32)	Incorporated by reference to Exhibit 10.4 to the Company’s Current Report on Form 8-K (File No. 001-33523) filed with the SEC on March 20, 2013.
(33)	Incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K (File No. 001-33523) filed with the SEC on May 6, 2013.
(34)	Incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K (File No. 001-33523) filed with the SEC on May 6, 2013.
(35)	Incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K (File No. 001-33523) filed with the SEC on May 6, 2013.
(36)	Incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K (File No. 001-33523) filed with the SEC on May 6, 2013.
(37)	Incorporated by reference to Exhibit 10.4 to the Company’s Current Report on Form 8-K (File No. 001-33523) filed with the SEC on May 6, 2013.
(38)	Incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K (File No. 001-33523) filed with the SEC on July 1, 2013.
(39)	Incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K (File No. 001-33523) filed with the SEC on July 19, 2013.
(40)	Incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K (File No. 001-33523) filed with the SEC on December 23, 2013.
(41)	Incorporated by reference to Exhibit 4.3 to the Company’s Registration Statement on Form S-1/A (File No. 333-191211) filed with the SEC on December 16, 2013.
(42)	Incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K (File No. 001-33523) filed with the SEC on April 3, 2013.
(43)	Incorporated by reference to Exhibit 10.11 to the Company’s Quarterly Report on Form 10-Q (File No. 001-33523) filed with the SEC on May 13, 2013.
(44)	Incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K (File No. 001-33523) filed with the SEC on March 10, 2014.
(45)	Incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K (File No. 001-33523) filed with the SEC on February 24, 2014.
(46)	Incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K (File No. 001-33523) filed with the SEC on March 10, 2014.
(47)	Incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K (File No. 001-33523) filed with the SEC on April 8, 2013.
(48)	Incorporated by reference to Exhibit 1.1 to the Company’s Registration Statement on Form S-1/A (File No. 333-191211) filed with the SEC on December 16, 2013.
(49)	Incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form S-1/A (File No. 333-191211) filed with the SEC on November 21, 2013.
(50)	Incorporated by reference to Exhibit 4.2 to the Company’s Registration Statement on Form S-1/A (File No. 333-191211) filed with the SEC on December 9, 2013.
(51)	Incorporated by reference to Exhibit 5.1 to the Company’s Registration Statement on Form S-1/A (File No. 333-191211) filed with the SEC on December 16, 2013.
(52)	Incorporated by reference to Exhibit 21.1 to the Company’s Annual Report on Form 10-K (File No. 001-33523) filed with the SEC on March 24, 2014.
(53)	Incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K (File No. 001-33523) filed with the SEC on June 18, 2013.